UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

EQM Technologies & Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54750	26-3254908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio	45240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 825-7500

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2013, EQM Technologies and Energy, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Argentum Capital Partners II, L.P. (“ACP II”), pursuant to which ACP II purchased 952,381 shares of Series B Stock (as defined below) from the Company in exchange for 952,381 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Stock”). The 952,381 shares of Series B Stock purchased by ACP II and the 952,381 shares of Series A Stock exchanged by ACP II therefor represent all of the authorized shares of Series A Stock and Series B Stock, respectively. The Company’s entry into the Purchase Agreement was approved by a special committee of independent members of the Company’s Board of Directors (the “Board”), as well as the full Board. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ACP II, together with Argentum Capital Partners, L.P. (“ACP”) and their affiliates, beneficially own approximately 63% of the Company’s outstanding common stock. Walter Barandiaran, the Company’s Chairman of the Board, is (i) the Co-Founder and Managing Partner of The Argentum Group, an affiliate of ACP II and ACP, (ii) co-managing member of Argentum Investments, LLC, which is the managing member of Argentum Partners II, LLC, which is the general partner of ACP II, and (iii) president of B.R. Associates, Inc., which is the general partner of ACP, as a result of which Mr. Barandiaran may be deemed to beneficially own the securities held by ACP II and ACP. The Company also is a party to a Management Services Agreement, dated as of July 1, 2012 (the “Management Services Agreement”), with Argentum Equity Management, LLC (“AEM”), an affiliate of ACP II and ACP, pursuant to which AEM provides certain management services to the Company, including but not limited to the services of Mr. Barandiaran as Chairman of the Board. The terms of the Management Services Agreement and the relationship between ACP II and its affiliates and the Company are discussed in further detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on April 1, 2013.

The offer and sale of the shares of Series B Stock under the Purchase Agreement were made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2013, the Company filed with the Secretary of State of the State of Delaware an Amended & Restated Certificate of Incorporation (the “Amended & Restated Certificate of Incorporation”) to effect an increase in the number of authorized shares of the Company’s common stock from 70,000,000 to 100,000,000, which was approved by the Company’s stockholders on November 7, 2013. This summary is not complete and is qualified in its entirety by reference to the full text of the Amended & Restated Certificate of Incorporation, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

In connection with the Company’s entry into the Purchase Agreement, on November 12, 2013, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”) creating a new series of preferred stock of the Company, par value $0.001 per share, designated as “Series B Convertible Preferred Stock” (“Series B Stock”). A summary of the material terms of the Series B Stock is set forth below. This summary is not complete and is qualified in its entirety by reference to the full text of the Series B Certificate of Designations, a copy of which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Holders of Series B Stock may at any time convert their shares of Series B Stock into such number of shares of common stock equal to the quotient of (x) the aggregate stated value (initially $3.15) of the shares of Series B Stock being converted, divided by (y) the conversion price (initially $0.35) then in effect as of the date of the delivery by such holder of its notice of election to convert, without any further payment thereafter. The conversion price is subject to weighted average anti-dilution adjustment in certain circumstances, including but not limited to stock splits, combinations of common stock, and the issuance of shares of common stock or equivalents at a per share price, or effective per share price, less than the conversion price, subject to certain limited exceptions.

Holders of Series B Stock are entitled to receive cumulative dividends at the rate of 5.0% per annum, compounded annually, of the stated value (“Preferred Dividends”). Preferred Dividends are payable (i) whether or not declared by the Board upon (a) the completion of any public offering by the Company of its common stock, (b) any conversion by the holders of the Series B Stock, in whole or in part, with respect to the shares so converted, or (c) the liquidation, dissolution or winding up of the Company, and (ii) otherwise when and if declared by the Board. Preferred Dividends are payable in cash or, at the election of any holder of Series B Stock, in such number of additional shares of Series B Stock equal to the amount of the Preferred Dividends divided by the stated value.

In the event of the occurrence, whether voluntary or involuntary, of any liquidation, dissolution or winding up of the affairs of the Company (a “Liquidity Event”), the holders of Series B Stock will be entitled to receive, out of assets of the Company available for distribution to its stockholders, the stated value per share of Series B Stock plus all accrued but unpaid Preferred Dividends before any payment may be made or any assets distributed to the holders of junior classes of the Company’s equity securities.

Holders of Series B Stock are entitled to vote their shares on an as-converted to common stock basis together with the holders of common stock at any regular, annual or special meeting of stockholders. Additionally, the Company is not permitted to take certain corporate actions without the approval of holders of at least a majority of the shares of Series B Stock voting as a separate class, including but not limited to the following: (i) in any manner alter or change the designations, powers, preferences or rights, or the qualifications, limitations or restrictions of the Series B Stock; (ii) in any manner authorize, create or issue any class or series of capital stock, or reclassify any other class of the Company’s equity securities into shares of any class or series of capital stock (x) ranking, in any respect including, without limitation, as to payment of dividends, or distribution of assets, senior to or pari passu with the Series B Stock or (y) which in any manner adversely affects the holders of Series B Stock; (iii) increase or decrease the authorized number of shares of common stock or any class of preferred stock; (iv) issue any additional shares of Series B Stock; (v) effect or permit, or offer or agree to effect or permit, any transaction that would be deemed a Liquidity Event, a reorganization of the Company’s assets or a reclassification or recapitalization of the Company’s capital stock; (vi) acquire or dispose of any of the Company’s assets that have, individually or in the aggregate, a value in excess of $500,000; (vii) hire or terminate the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or President; (viii) change the number of directors constituting the whole Board; and (ix) incur any indebtedness, including, without limitation, any lease financing, accounts receivable-based financing arrangements and debt with equity features, in excess of an aggregate of $500,000.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 7, 2013, the Company held its 2013 annual meeting of stockholders (the “Annual Meeting”). The following matters were submitted to a vote of the Company’s stockholders at the Annual Meeting: (i) the election of five directors to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualify; (ii) the approval of the Amended & Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s common stock from 70,000,000 to 100,000,000; (iii) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (iv) the approval of an advisory resolution regarding the compensation of the Company’s named executive officers; and (v) an advisory vote on the frequency (whether every 1 year, every 2 years, or every 3 years) with which the Company’s stockholders shall be entitled to vote on an advisory resolution regarding the compensation of the Company’s named executive officers. The results are set forth below:

Proposal 1 – To elect five directors to serve until the 2014 annual meeting of stockholders:

Director Nominee	For	Withheld	Broker Non-Votes
Walter H. Barandiaran	28,408,827	255,251	524,780
Jon Colin	28,659,532	4,546	524,780
Paul A. Garrett	28,659,532	4,546	524,780
Jack S. Greber	28,661,077	3,001	524,780
Kurien Jacob	28,659,532	4,546	524,780

Proposal 2 – To approve an Amended & Restated Certificate of Incorporation of the Company increasing the number of authorized shares of the Company’s common stock from 70,000,000 to 100,000,000:

For	Against	Abstain	Broker Non-Votes
28,722,469	466,389	-	-

Proposal 3 – To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Votes
29,082,533	106,325	-	-

Proposal 4 – To approve an advisory resolution regarding the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
28,636,221	27,857	-	524,780

Proposal 5 – To vote, on an advisory basis, on the frequency (whether every 1 year, every 2 years, or every 3 years) with which the Company’s stockholders shall be entitled to vote on an advisory resolution regarding the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
28,584,146	50,000	29,932	-	-

After considering the voting results with respect to Proposal 5, the Board has decided that the vote to approve an advisory resolution regarding the compensation of the Company’s named executive officers will be held every year, commencing with the Company’s 2014 annual meeting of stockholders, and continuing thereafter until such time that the frequency vote is next presented to the Company’s stockholders or until the Board determines otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended & Restated Certificate of Incorporation.
3.2	Certificate of Designations of Series B Convertible Preferred Stock.
10.1	Securities Purchase Agreement, dated November 12, 2013, by and between EQM Technologies & Energy, Inc. and Argentum Capital Partners II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013	EQM Technologies & Energy, Inc.

	By:	/s/ Robert R. Galvin
Robert R. Galvin Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.
3.2	Certificate of Designations of Series B Convertible Preferred Stock.
10.1	Securities Purchase Agreement, dated November 12, 2013, by and between EQM Technologies & Energy, Inc. and Argentum Capital Partners II, L.P.